SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas	77598
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

During the period from July 9, 2026 through July 23, 2026, KULR Technology Group, Inc. (“KULR” or the “Company”) sold an aggregate of approximately 333 bitcoin (“BTC”) through a series of open market transactions to unrelated purchasers at a weighted average sales price of approximately $64,538 per BTC, resulting in aggregate gross proceeds of approximately $21.5 million (collectively, the “Bitcoin Sales”). The Bitcoin Sales were completed on July 23, 2026 and were effected as part of the Company’s ongoing treasury management operations.

The Company applied the net proceeds of the Bitcoin Sales to repay outstanding borrowings under its $20.0 million credit facility with Coinbase Credit, Inc. (the “Credit Facility”). Following such repayments, no principal amount remains outstanding under the Credit Facility. Accrued and unpaid interest under the Credit Facility will be calculated as of month-end and is expected to be paid in August 2026. In connection with the repayment of the Credit Facility in full, all 565.00 BTC previously pledged as collateral thereunder is expected to be released to the Company. The Company intends to use the remaining net proceeds of the Bitcoin Sales for general corporate purposes.

The Company’s decision to sell enough BTC to fully repay the Credit Facility was a deliberate and proactive step to strengthen the Company’s balance sheet during a period of heightened market volatility. By repaying the debt, the Company aimed to reduce interest expense, remove collateral and liquidation risk, and increase its financial flexibility while retaining meaningful exposure to BTC’s potential upside through its continued BTC holdings. The move reflects the Company’s disciplined approach to capital allocation and risk management under its newly appointed Board and Chief Financial Officer, prioritizing stockholder value and strengthening the Company’s financial foundation as it continues scaling its core battery technology business. The Company currently holds approximately 760 BTC as of July 23, 2026 and maintains a largely debt-free balance sheet.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “believe,” “goal,” “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this Current Report on Form 8-K include express or implied statements regarding the Credit Facility and the Company’s capital allocation and risk management strategies. Such forward-looking statements are subject to a number of risks and uncertainties that could cause KULR’s actual results to differ materially from those discussed here, such as risks inherent with manufacturing and commercializing battery products, along with those other risk factors detailed in KULR’s filings with the Securities and Exchange Commission. These forward-looking statements may involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements and the risk factors referenced above. Furthermore, all such statements are made as of the date of this Current Report on Form 8-K, and KULR assumes no obligation to update or revise these statements, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: July 24, 2026	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer